Exhibit 23. Consents of Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 001-12233 on Form 10-KSB/A of our report dated June 14, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the emphasis of matter described in Note 2) relating to the financial statements of Bexil Corporation, appearing in the Annual Report on Form 10-KSB/A of Bexil Corporation for the year ended December 31, 2004.

/s/DELOITTE & TOUCHE LLP
Parsippany, NJ
June 14, 2005